Exhibit 99.1

Ameris Bancorp Announces Financial Results For First Quarter 2020

ATLANTA, April 23, 2020 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $19.3 million, or $0.28 per diluted share, for the quarter ended March 31, 2020, compared with $39.9 million, or $0.84 per diluted share, for the quarter ended March 31, 2019. The decline in net income is attributable to a $37.6 million increase in provision for loan loss expense and a $22.2 million servicing asset write-down in the first quarter of 2020. The Company reported adjusted net income of $39.2 million, or $0.56 per diluted share, for the quarter ended March 31, 2020, compared with $42.6 million, or $0.90 per diluted share, for the same period in 2019. Adjusted net income excludes after-tax merger and conversion charges, servicing right valuation adjustments, restructuring charges related to previously announced branch consolidations, certain legal expenses, loss on sale of bank premises and expenses related to natural disasters and the COVID-19 pandemic, but does not exclude the increased provision for credit losses.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "While this has certainly been a historically unprecedented quarter, I am proud that our company could absorb over $41 million of provision for credit loss expense and a $22 million write-down of our servicing assets and still produce net income of over $19 million. Our current allowance for loan loss ended the quarter at over $149 million, up from $38 million at year end, and our capital levels remain strong. We have committed bankers who continue to serve our customers and our communities through the COVID-19 pandemic and have been successful in lending $685 million under the Paycheck Protection Program ("PPP") in April. We are prepared to face the challenges of today's environment and we remain confident in our position for the future in these uncertain times."

On January 1, 2020, the Company adopted ASC 326, which provides for an expected credit loss model, referred to as the "Current Expected Credit Loss" ("CECL") model. The adoption of this standard resulted in the opening balances of the allowance for credit losses increasing $91.4 million and shareholders' equity decreasing $56.7 million. In addition, the Company recorded $41.0 million of provision for credit loss expense in the first quarter of 2020, of which $37.0 million was expense for loan credit losses and $4.0 million was for an increase in unfunded commitment reserve. Net charge-offs for the first quarter of 2020 were $4.4 million. As a result of these items, at March 31, 2020, the allowance for loan loss was $149.5 million, and the total allowance for credit losses was $167.3 million, compared with $38.2 million and $39.3 million, respectively, at December 31, 2019.

Significant items from the Company's results for the first quarter of 2020 include the following:

  Net income of $19.3 million, after pre-tax provision for credit losses of $41.0 million and servicing asset write-downs of $22.2 million
  Growth in adjusted total revenue of $12.9 million, or 6.1% when compared with the fourth quarter of 2019
  Adjusted efficiency ratio of 59.87%, compared with 55.61%, in the fourth quarter of 2019
  Adjusted return on average assets of 0.87%, compared with 1.47% in the fourth quarter of 2019
  Net interest margin of 3.70%, compared with 3.86% in the fourth quarter of 2019
  Improvement in deposit mix such that noninterest bearing deposits represent 30.53% of total deposits, up from 29.94% at December 31, 2019 and 28.09% a year ago
  Annualized net charge-offs of 0.14% of average total loans
  Non-performing assets of 0.61% of total assets, compared with 0.56% at the end of 2019

Following is a summary of the adjustments between reported net income and adjusted net income:

Adjusted Net Income Reconciliation
	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2020	2019
Net income available to common shareholders	$19,322	$39,905

Adjustment items:
Merger and conversion charges	540	2,057
Restructuring charges	—	245
Servicing right impairment	22,165	—
Natural disaster and pandemic charges	548	(89)
Expenses related to SEC and DOJ investigation	1,443	—
Loss on sale of premises	470	919
Tax effect of adjustment items	(5,283)	(450)
After-tax adjustment items	19,883	2,682

Adjusted net income	$39,205	$42,587

Reported net income per diluted share	$0.28	$0.84
Adjusted net income per diluted share	$0.56	$0.90

Reported return on average assets	0.43%	1.42%
Adjusted return on average assets	0.87%	1.51%

Reported return on average common equity	3.16%	10.95%
Adjusted return on average tangible common equity	10.98%	18.82%

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis for the first quarter of 2020 totaled $149.0 million, compared with $156.5 million for the fourth quarter of 2019 and $100.5 million for the first quarter of 2019. The Company's net interest margin was 3.70% for the first quarter of 2020, down from 3.86% reported for the fourth quarter of 2019 and 3.95% reported for the first quarter of 2019. The decrease in net interest margin in the current quarter is primarily attributable to decreases in accretion income and the yield on loans as market interest rates declined, partially offset by a decrease in the cost of interest-bearing liabilities. Accretion income for the first quarter of 2020 decreased to $6.6 million, compared with $9.7 million for the fourth quarter of 2019, and increased from $2.9 million for the first quarter of 2019. The decrease in accretion income in the first quarter is primarily attributable to the successful resolution of an acquired non-performing loan during the fourth quarter of 2019 that had a substantial discount and stabilization in the level of payoffs of acquired loans.

Yields on all loans decreased to 5.02% during the first quarter of 2020, compared with 5.28% for the fourth quarter of 2019 and 5.37% reported for the first quarter of 2019. Loan production in the banking division during the first quarter of 2020 totaled $918.4 million, with weighted average yields of 4.55%, compared with $1.1 billion and 4.70%, respectively, in the fourth quarter of 2019 and $613.5 million and 5.78%, respectively, in the first quarter of 2019. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $3.9 billion during the first quarter of 2020, with weighted average yields of 4.15%, compared with $4.1 billion and 4.29%, respectively, during the fourth quarter of 2019 and $1.9 billion and 5.47%, respectively, during the first quarter of 2019.

Interest expense during the first quarter of 2020 decreased to $34.8 million, compared with $38.7 million in the fourth quarter of 2019, and increased from $25.5 million in the first quarter of 2019. The Company's total cost of funds moved nine basis points lower to 0.91% in the first quarter of 2020 as compared with the fourth quarter of 2019. Deposit costs also decreased nine basis points during the first quarter of 2020 to 0.71%, compared with 0.80% in the fourth quarter of 2019. Costs of interest-bearing deposits decreased during the quarter from 1.13% in the fourth quarter of 2019 to 1.01% in the first quarter of 2020.

Noninterest Income
Noninterest income decreased $734,000, or 1.3%, in the first quarter of 2020 to $54.4 million, compared with $55.1 million for the fourth quarter of 2019, primarily as a result of decreased service charge revenue. Service charge revenue decreased $1.7 million, or 12.7%, to $11.8 million in the first quarter of 2020, compared with $13.6 million for the fourth quarter of 2019. This decrease was primarily attributable to a decline in interchange income of $626,000 and a decrease of $634,000 in NSF income resulting from a decrease in volume and a slight increase in waivers.

Mortgage banking activity increased $2.2 million, or 6.5%, to $35.3 million in the first quarter of 2020, compared with $33.2 million for the fourth quarter of 2019. This increase was a result of expansion in our gain on sale spread. Gain on sale spreads increased to 2.88% in the first quarter of 2020 from 2.60% for the fourth quarter of 2019. Total production in the retail mortgage division decreased to $1.36 billion in the first quarter of 2020, compared with $1.57 billion for the fourth quarter of 2019. Mortgage banking activity was negatively impacted during the first quarter of 2020 by a $20.9 million servicing right impairment, compared with an impairment of $104,000 for the fourth quarter of 2019. The retail mortgage open pipeline finished the first quarter of 2020 at $2.43 billion, compared with $1.16 billion at December 31, 2019.

Other noninterest income decreased $1.2 million, or 16.6%, in the first quarter of 2020 to $6.1 million, compared with $7.3 million for the fourth quarter of 2019, primarily as a result of an unfavorable fair value adjustment on our SBA servicing rights of $1.3 million for the first quarter of 2020.

Noninterest Expense
Noninterest expense increased $15.5 million, or 12.6%, to $138.1 million during the first quarter of 2020, compared with $122.6 million for the fourth quarter of 2019. During the first quarter of 2020, the Company recorded $3.0 million of charges to earnings, related to the previously announced SEC/DOJ investigations, merger and conversion charges, natural disaster and pandemic charges and loss on sale of premises, compared with $4.3 million in charges in the fourth quarter of 2019 that were related principally to merger and conversion charges and loss on sale of premises. Excluding these charges, adjusted expenses increased approximately $16.8 million, or 14.2%, to $135.1 million in the first quarter of 2020, from $118.3 million in the fourth quarter of 2019. The majority of this increase is attributable to variable expenses related to increased mortgage production and seasonal increase in payroll tax expense, as well as increases in credit resolution-related expenses, professional fees and FDIC insurance. The Company continues to focus on its operating efficiency ratio. The Company's adjusted efficiency ratio increased from 55.61% in the fourth quarter of 2019 to 59.87% in the first quarter of 2020.

Income Tax Expense
The Company's effective tax rate for the first quarter of 2020 was 16.8%, compared with 25.5% in the fourth quarter of 2019. The decreased rate for the first quarter of 2020 was primarily a result of loss carrybacks allowed as a result of the recently enacted CARES Act. The elevated rate for the fourth quarter of 2019 resulted from a return to provision adjustment occurring when the Company filed its 2018 income tax returns during the fourth quarter of 2019 and additional tax expense in connection with merger-related compensation and acquired BOLI.

Balance Sheet Trends
Total assets at March 31, 2020 were $18.2 billion, which is essentially unchanged from December 31, 2019. Total loans, including loans held for sale, were $14.49 billion at March 31, 2020, compared with $14.48 billion at December 31, 2019. Total loans held for investment were $13.09 billion at March 31, 2020, compared with $12.82 billion at December 31, 2019. Loans held for investment increased $275.6 million, or 8.6% annualized, compared with December 31, 2019. Loan production in the banking division during the first quarter of 2020 was down 16% from the fourth quarter of 2019, but was 50% higher than the first quarter of 2019.

At March 31, 2020, total deposits amounted to $13.84 billion, or 89.2% of total funding, compared with $14.03 billion and 90.1%, respectively, at December 31, 2019. At March 31, 2020, noninterest-bearing deposit accounts were $4.23 billion, or 30.5% of total deposits, compared with $4.20 billion, or 29.9% of total deposits, at December 31, 2019. Non-rate sensitive deposits (including non-interest bearing, NOW and savings) totaled $7.14 billion at March 31, 2020, compared with $7.21 billion at December 31, 2019. These funds represented 51.6% of the Company's total deposits at March 31, 2020, compared with 51.4% at the end of 2019.

Shareholders' equity at March 31, 2020 totaled $2.44 billion, a decrease of $32.4 million, or 1.3%, from December 31, 2019. The decrease in shareholders' equity was primarily the result of the CECL adoption impact of $56.7 million and dividends declared, partially offset by earnings of $19.3 million during the first quarter of 2020. Tangible book value per share was $20.44 at March 31, 2020, compared with $20.81 at December 31, 2019. Tangible common equity as a percentage of tangible assets was 8.25% at March 31, 2020, compared with 8.40% at the end of the 2019.

Credit Quality
Credit quality remains strong in the Company. During the first quarter of 2020, the Company recorded provision for credit losses of $41.0 million, compared with $5.7 million in the fourth quarter of 2019. This increase in provision was primarily attributable to declines in forecasted economic conditions, particularly levels of unemployment and GDP, compared with conditions at the adoption of CECL. The Company has been prudently working with borrowers to support their credit needs during the challenging economic conditions and monitoring the level of modifications on a daily basis. Certain loans modified in response to the COVID-19 pandemic were downgraded to risk grade 5 out of an abundance of caution. Nonperforming assets as a percentage of total assets increased by five basis points to 0.61% during the quarter. The increase in nonperforming assets is primarily a result of the migration of a small number of credits to nonaccrual and OREO and an increase in accruing loans delinquent 90 days or more in our premium finance division. The net charge-off ratio was 14 basis points for the first quarter of 2020, compared with nine basis points in the fourth quarter of 2019 and 17 basis points in the first quarter of 2019.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time Friday, April 24, 2020, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until May 8, 2020. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10142204. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 170 locations in Georgia, Florida, South Carolina and Alabama at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, political and market conditions and fluctuations; movements in interest rates and our expectations regarding net interest margin; expectations on credit quality and performance; legislative and regulatory changes; the impact of the COVID-19 pandemic on the general economy, our customers and the allowance for loan losses; the benefits that may be realized by our customers from government assistance programs and regulatory actions related to the COVID-19 pandemic; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and its subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2020	2019	2019	2019	2019
EARNINGS
Net income	$19,322	$61,248	$21,384	$38,904	$39,905
Adjusted net income	$39,205	$66,608	$68,539	$45,210	$42,587

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$0.28	$0.88	$0.31	$0.82	$0.84
Diluted	$0.28	$0.88	$0.31	$0.82	$0.84
Adjusted diluted EPS	$0.56	$0.96	$0.98	$0.96	$0.90
Cash dividends per share	$0.15	$0.15	$0.15	$0.10	$0.10
Book value per share (period end)	$35.10	$35.53	$34.78	$32.52	$31.43
Tangible book value per share (period end)	$20.44	$20.81	$20.29	$20.81	$19.73
Weighted average number of shares
Basic	69,247,661	69,429,193	69,372,125	47,310,561	47,366,296
Diluted	69,502,022	69,683,999	69,600,499	47,337,809	47,456,314
Period end number of shares	69,441,274	69,503,833	69,593,833	47,261,584	47,585,309
Market data
High intraday price	$43.79	$44.90	$40.65	$39.60	$42.01
Low intraday price	$17.89	$38.34	$33.71	$33.57	$31.27
Period end closing price	$23.76	$42.54	$40.24	$39.19	$34.35
Average daily volume	461,692	353,783	461,289	352,684	387,800

PERFORMANCE RATIOS
Return on average assets	0.43%	1.35%	0.49%	1.34%	1.42%
Adjusted return on average assets	0.87%	1.47%	1.57%	1.56%	1.51%
Return on average common equity	3.16%	9.97%	3.49%	10.27%	10.95%
Adjusted return on average tangible common equity	10.98%	18.45%	18.95%	18.79%	18.82%
Earning asset yield (TE)	4.56%	4.82%	4.86%	4.95%	4.95%
Total cost of funds	0.91%	1.00%	1.07%	1.10%	1.05%
Net interest margin (TE)	3.70%	3.86%	3.84%	3.91%	3.95%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	22.83%	22.02%	28.89%	21.27%	19.59%
Efficiency ratio	68.23%	58.24%	85.35%	59.36%	57.95%
Adjusted efficiency ratio (TE)	59.87%	55.61%	57.25%	53.77%	55.12%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	13.37%	13.54%	13.63%	12.93%	12.83%
Tangible common equity to tangible assets	8.25%	8.40%	8.43%	8.68%	8.46%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.25%	8.40%	8.43%	8.68%	8.46%
Effect of goodwill and other intangibles	5.12%	5.14%	5.20%	4.25%	4.37%
Equity to assets (GAAP)	13.37%	13.54%	13.63%	12.93%	12.83%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	1,865	1,913	2,001	1,336	1,343
Retail Mortgage Division	689	690	785	348	328
Warehouse Lending Division	9	9	9	10	9
SBA Division	44	42	45	21	22
Premium Finance Division	72	68	66	62	64
Total Ameris Bancorp FTE headcount	2,679	2,722	2,906	1,777	1,766

Assets per Banking Division FTE	$9,772	$9,536	$8,878	$8,889	$8,679
Branch locations	170	170	172	114	114
Deposits per branch location	$81,439	$82,512	$79,416	$84,056	$85,973

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2020	2019	2019	2019	2019
Interest income
Interest and fees on loans	$171,242	$182,391	$175,046	$117,010	$112,401
Interest on taxable securities	10,082	10,358	11,354	9,383	9,043
Interest on nontaxable securities	157	167	168	102	156
Interest on deposits in other banks	1,211	1,091	1,622	2,276	3,150
Interest on federal funds sold	76	69	171	257	179
Total interest income	182,768	194,076	188,361	129,028	124,929

Interest expense
Interest on deposits	24,102	27,970	29,425	23,454	21,684
Interest on other borrowings	10,721	10,755	10,167	3,923	3,850
Total interest expense	34,823	38,725	39,592	27,377	25,534

Net interest income	147,945	155,351	148,769	101,651	99,395

Provision for loan losses	37,047	5,693	5,989	4,668	3,408
Provision for unfunded commitments	4,000	—	—	—	—
Provision for credit losses	41,047	5,693	5,989	4,668	3,408
Net interest income after provision for credit losses	106,898	149,658	142,780	96,983	95,987

Noninterest income
Service charges on deposits accounts	11,844	13,567	13,411	12,168	11,646
Mortgage banking activity	35,333	33,168	53,041	18,523	14,677
Other service charges, commissions and fees	1,128	1,085	1,236	803	789
Gain (loss) on securities	(9)	(1)	4	69	66
Other noninterest income	6,083	7,294	9,301	3,673	3,593
Total noninterest income	54,379	55,113	76,993	35,236	30,771

Noninterest expense
Salaries and employee benefits	75,946	69,642	77,633	38,331	38,332
Occupancy and equipment expenses	12,028	11,919	12,639	7,834	8,204
Data processing and telecommunications expenses	11,954	11,362	10,372	8,388	8,391
Credit resolution related expenses(1)	2,198	1,098	1,094	979	911
Advertising and marketing expenses	2,358	2,250	1,949	1,987	1,741
Amortization of intangible assets	5,631	5,741	5,719	3,121	3,132
Merger and conversion charges	540	2,415	65,158	3,475	2,057
Other noninterest expenses	27,398	18,137	18,133	17,136	12,657
Total noninterest expense	138,053	122,564	192,697	81,251	75,425

Income before income tax expense	23,224	82,207	27,076	50,968	51,333
Income tax expense	3,902	20,959	5,692	12,064	11,428
Net income (loss)	$19,322	$61,248	$21,384	$38,904	$39,905

Diluted earnings per common share	$0.28	$0.88	$0.31	$0.82	$0.84

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2020	2019	2019	2019	2019
Assets
Cash and due from banks	$255,312	$246,234	$193,976	$151,186	$144,801
Federal funds sold and interest-bearing deposits in banks	396,844	375,615	285,713	186,969	712,199
Time deposits in other banks	249	249	499	748	7,371
Investment securities available for sale, at fair value	1,353,040	1,403,403	1,491,207	1,273,244	1,234,435
Other investments	81,754	66,919	66,921	32,481	15,157
Loans held for sale, at fair value	1,398,229	1,656,711	1,187,551	261,073	112,070

Loans, net of unearned income	13,094,106	12,818,476	12,826,284	9,049,870	8,482,339
Allowance for loan losses	(149,524)	(38,189)	(35,530)	(31,793)	(28,659)
Loans, net	12,944,582	12,780,287	12,790,754	9,018,077	8,453,680

Other real estate owned	21,027	19,500	20,710	14,675	16,871

Premises and equipment, net	231,347	233,102	239,428	141,378	141,698
Goodwill	931,947	931,637	911,488	501,140	501,308
Other intangible assets, net	85,955	91,586	97,328	52,437	55,557
Cash value of bank owned life insurance	176,239	175,270	174,442	105,064	104,597
Deferred income taxes, net	24,196	2,180	22,111	30,812	33,295
Other assets	323,827	259,886	282,149	120,052	123,236
Total assets	$18,224,548	$18,242,579	$17,764,277	$11,889,336	$11,656,275

Liabilities
Deposits
Noninterest-bearing	$4,226,253	$4,199,448	$4,077,856	$2,771,443	$2,753,173
Interest-bearing	9,618,365	9,827,625	9,581,738	6,810,927	7,047,702
Total deposits	13,844,618	14,027,073	13,659,594	9,582,370	9,800,875
Federal funds purchased and securities sold under agreements to repurchase	15,160	20,635	17,744	3,307	4,259
Other borrowings	1,543,371	1,398,709	1,351,172	564,636	151,454
Subordinated deferrable interest debentures	122,890	127,560	127,075	89,871	89,529
FDIC loss-share payable, net	18,111	19,642	19,490	20,596	18,834
Other liabilities	243,248	179,378	168,479	91,435	95,740
Total liabilities	15,787,398	15,772,997	15,343,554	10,352,215	10,160,691

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	71,652	71,500	71,447	49,099	49,126
Capital stock	1,908,721	1,907,108	1,904,789	1,053,500	1,053,190
Retained earnings	460,153	507,950	457,127	446,182	412,005
Accumulated other comprehensive income (loss), net of tax	39,551	17,995	15,482	16,462	(1,178)
Treasury stock	(42,927)	(34,971)	(28,122)	(28,122)	(17,559)
Total shareholders' equity	2,437,150	2,469,582	2,420,723	1,537,121	1,495,584
Total liabilities and shareholders' equity	$18,224,548	$18,242,579	$17,764,277	$11,889,336	$11,656,275

Other Data
Earning assets	$16,324,222	$16,321,373	$15,858,175	$10,804,385	$10,563,571
Intangible assets	1,017,902	1,023,223	1,008,816	553,577	556,865
Interest-bearing liabilities	11,299,786	11,374,529	11,077,729	7,468,741	7,292,944
Average assets	18,056,445	17,998,494	17,340,387	11,625,344	11,423,677
Average common shareholders' equity	2,456,617	2,437,272	2,432,182	1,519,598	1,478,462

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2020	2019	2019	2019	2019
Allowance for Credit Losses
Balance at beginning of period	$39,266	$36,607	$31,793	$28,659	$28,819

CECL adoption impact on allowance for loan losses	78,660	—	—	—	—
CECL adoption impact on allowance for unfunded commitments	12,714	—	—	—	—
Total CECL adoption impact	91,374	—	—	—	—

Acquisition accounting impact	—	—	1,077	—	—

Provision for loan losses	37,047	5,693	5,989	4,668	3,408
Provision for unfunded commitments	4,000	—	—	—	—
Provision for credit losses	41,047	5,693	5,989	4,668	3,408

Charge-offs	6,717	5,664	5,249	3,496	5,379
Recoveries	2,345	2,630	2,997	1,962	1,811
Net charge-offs	4,372	3,034	2,252	1,534	3,568

Ending balance	$167,315	$39,266	$36,607	$31,793	$28,659

Allowance for loan losses	$149,524	$38,189	$35,530	$31,793	$28,659
Allowance for unfunded commitments	17,791	1,077	1,077	—	—
Total allowance for credit losses	$167,315	$39,266	$36,607	$31,793	$28,659

Net Charge-off Information

Charge-offs
Commercial, financial and agricultural	$3,316	$2,713	$1,757	$1,337	$2,004
Real estate - construction and development	—	145	—	244	25
Real estate - commercial and farmland	927	181	1,318	589	1,254
Real estate - residential	100	100	37	155	199
Consumer installment	2,374	2,525	2,210	1,171	1,897
Total charge-offs	6,717	5,664	5,322	3,496	5,379

Recoveries
Commercial, financial and agricultural	1,046	1,293	1,036	1,032	1,233
Real estate - construction and development	342	429	930	269	117
Real estate - commercial and farmland	85	140	74	78	39
Real estate - residential	207	67	169	294	207
Consumer installment	665	701	861	289	215
Total recoveries	2,345	2,630	3,070	1,962	1,811

Net charge-offs	$4,372	$3,034	$2,252	$1,534	$3,568

Non-Performing Assets
Nonaccrual loans	$77,866	$75,124	$100,501	$41,479	$41,879
Other real estate owned	21,027	19,500	20,710	14,675	16,871
Repossessed assets	783	939	1,258	—	—
Accruing loans delinquent 90 days or more	11,969	5,754	6,325	4,613	3,676
Total non-performing assets	$111,645	$101,317	$128,794	$60,767	$62,426

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.61%	0.56%	0.73%	0.51%	0.54%
Net charge-offs as a percent of average loans (annualized)	0.14%	0.09%	0.07%	0.07%	0.17%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2020	2019	2019	2019	2019
Loans by Type
Commercial, financial and agricultural	$2,246,927	$2,030,711	$2,166,592	$1,900,811	$1,710,879
Real estate - construction and development	1,628,367	1,549,061	1,468,695	1,103,550	915,976
Real estate - commercial and farmland	4,516,451	4,353,039	4,209,912	3,182,213	3,175,452
Real estate - residential	3,252,090	3,334,831	3,380,356	2,389,101	2,216,927
Consumer installment	1,450,271	1,550,834	1,600,729	474,195	463,105
Total loans	$13,094,106	$12,818,476	$12,826,284	$9,049,870	$8,482,339

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$798	$672	$680	$331	$147
Real estate - construction and development	925	936	947	1,124	1,153
Real estate - commercial and farmland	5,587	6,732	8,617	8,793	9,058
Real estate - residential	29,021	21,261	21,472	21,124	20,537
Consumer installment	4	8	9	10	11
Total accruing troubled debt restructurings	$36,335	$29,609	$31,725	$31,382	$30,906
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$335	$335	$144	$162	$167
Real estate - construction and development	289	253	258	265	270
Real estate - commercial and farmland	2,415	2,071	1,958	2,109	2,027
Real estate - residential	3,992	2,857	2,103	1,760	1,749
Consumer installment	105	107	120	123	113
Total nonaccrual troubled debt restructurings	$7,136	$5,623	$4,583	$4,419	$4,326
Total troubled debt restructurings	$43,471	$35,232	$36,308	$35,801	$35,232

Loans by Risk Grade
Grade 1 - Prime credit	$774,956	$587,877	$613,281	$622,034	$621,328
Grade 2 - Strong credit	785,770	840,372	856,618	811,690	672,526
Grade 3 - Good credit	5,772,834	6,034,398	6,086,576	3,829,422	3,303,143
Grade 4 - Satisfactory credit	4,353,733	4,884,541	4,746,020	3,401,265	3,517,166
Grade 5 - Fair credit	1,131,128	233,020	252,424	211,229	178,176
Grade 6 - Other assets especially mentioned	106,885	86,412	114,235	64,075	71,548
Grade 7 - Substandard	168,561	151,846	157,114	110,152	118,446
Grade 8 - Doubtful	239	8	14	—	—
Grade 9 - Loss	—	2	2	3	6
Total loans	$13,094,106	$12,818,476	$12,826,284	$9,049,870	$8,482,339

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2020	2019	2019	2019	2019
Earning Assets
Federal funds sold	$27,380	$23,104	$28,459	$41,683	$31,291
Interest-bearing deposits in banks	419,260	304,427	324,127	341,937	467,379
Time deposits in other banks	249	401	548	3,792	10,221
Investment securities - taxable	1,359,651	1,426,062	1,514,534	1,233,297	1,186,896
Investment securities - nontaxable	22,839	23,580	23,759	15,288	24,136
Other investments	73,972	64,852	53,712	15,830	14,532
Loans held for sale	1,587,131	1,537,648	856,572	154,707	101,521
Loans	12,712,997	12,697,912	12,677,063	8,740,561	8,483,978
Total Earning Assets	$16,203,479	$16,077,986	$15,478,774	$10,547,095	$10,319,954

Deposits
Noninterest-bearing deposits	$4,080,920	$4,124,872	$4,040,592	$2,723,843	$2,545,043
NOW accounts	2,287,947	2,204,666	2,049,175	1,506,721	1,553,988
MMDA	4,004,644	3,953,717	3,815,185	2,655,108	2,677,015
Savings accounts	643,422	649,118	661,555	405,506	399,089
Retail CDs	2,624,209	2,721,829	2,804,243	1,962,422	1,892,138
Brokered CDs	61,190	249,644	150,176	486,292	510,301
Total Deposits	13,702,332	13,903,846	13,520,926	9,739,892	9,577,574
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	15,637	17,088	19,914	3,213	15,879
FHLB advances	1,267,303	1,080,516	810,384	22,390	6,257
Other borrowings	269,454	234,001	220,918	145,453	145,473
Subordinated deferrable interest debentures	127,731	127,292	133,519	89,686	89,343
Total Non-Deposit Funding	1,680,125	1,458,897	1,184,735	260,742	256,952
Total Funding	$15,382,457	$15,362,743	$14,705,661	$10,000,634	$9,834,526

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2020	2019	2019	2019	2019
Interest Income
Federal funds sold	$76	$69	$171	$257	$179
Interest-bearing deposits in banks	1,210	1,089	1,620	2,260	3,099
Time deposits in other banks	1	2	2	16	51
Investment securities - taxable	10,082	10,358	11,354	9,383	9,043
Investment securities - nontaxable (TE)	199	212	213	129	197
Loans held for sale	13,637	14,330	7,889	1,632	1,152
Loans (TE)	158,636	169,119	168,239	116,413	112,266
Total Earning Assets	$183,841	$195,179	$189,488	$130,090	$125,987

Accretion income (included above)	$6,562	$9,727	$4,222	$3,103	$2,883

Interest Expense
Interest-Bearing Deposits
NOW accounts	$2,774	$2,728	$2,843	$2,260	$2,109
MMDA	9,748	11,311	12,593	9,488	9,047
Savings accounts	210	233	274	85	77
Retail CDs	11,064	12,220	12,905	8,585	7,330
Brokered CDs	306	1,478	810	3,036	3,121
Total Interest-Bearing Deposits	24,102	27,970	29,425	23,454	21,684
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	40	41	32	2	11
FHLB advances	5,109	5,241	4,618	141	44
Other borrowings	3,511	3,358	3,332	2,210	2,227
Subordinated deferrable interest debentures	2,061	2,115	2,185	1,570	1,568
Total Non-Deposit Funding	10,721	10,755	10,167	3,923	3,850
Total Interest-Bearing Funding	$34,823	$38,725	$39,592	$27,377	$25,534

Net Interest Income (TE)	$149,018	$156,454	$149,896	$102,713	$100,453

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2020	2019	2019	2019	2019
Earning Assets
Federal funds sold	1.12%	1.18%	2.38%	2.47%	2.32%
Interest-bearing deposits in banks	1.16%	1.42%	1.98%	2.65%	2.69%
Time deposits in other banks	1.62%	1.98%	1.45%	1.69%	2.02%
Investment securities - taxable	2.98%	2.88%	2.97%	3.05%	3.09%
Investment securities - nontaxable (TE)	3.50%	3.57%	3.56%	3.38%	3.31%
Loans held for sale	3.46%	3.70%	3.65%	4.23%	4.60%
Loans (TE)	5.02%	5.28%	5.16%	5.32%	5.37%
Total Earning Assets	4.56%	4.82%	4.86%	4.95%	4.95%

Interest-Bearing Deposits
NOW accounts	0.49%	0.49%	0.55%	0.60%	0.55%
MMDA	0.98%	1.14%	1.31%	1.43%	1.37%
Savings accounts	0.13%	0.14%	0.16%	0.08%	0.08%
Retail CDs	1.70%	1.78%	1.83%	1.75%	1.57%
Brokered CDs	2.01%	2.35%	2.14%	2.50%	2.48%
Total Interest-Bearing Deposits	1.01%	1.13%	1.23%	1.34%	1.25%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	1.03%	0.95%	0.64%	0.25%	0.28%
FHLB advances	1.62%	1.92%	2.26%	2.53%	2.85%
Other borrowings	5.24%	5.69%	5.98%	6.09%	6.21%
Subordinated deferrable interest debentures	6.49%	6.59%	6.49%	7.02%	7.12%
Total Non-Deposit Funding	2.57%	2.92%	3.40%	6.03%	6.08%
Total Interest-Bearing Liabilities	1.24%	1.37%	1.47%	1.51%	1.42%

Net Interest Spread	3.32%	3.45%	3.39%	3.44%	3.53%

Net Interest Margin(2)	3.70%	3.86%	3.84%	3.91%	3.95%

Total Cost of Funds(3)	0.91%	1.00%	1.07%	1.10%	1.05%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2020	2019	2019	2019	2019
Net income available to common shareholders	$19,322	$61,248	$21,384	$38,904	$39,905

Adjustment items:
Merger and conversion charges	540	2,415	65,158	3,475	2,057
Restructuring charges	—	—	—	—	245
Servicing right impairment (recovery)	22,165	366	(1,319)	1,460	—
Gain on BOLI proceeds	—	752	(4,335)	—	—
Expenses related to SEC/DOJ Investigation	1,443	463	—	—	—
Natural disaster and pandemic charges	548	—	—	50	(89)
Loss on sale of premises	470	1,413	889	2,800	919
Tax effect of adjustment items (Note 1)	(5,283)	(898)	(13,238)	(1,479)	(450)
After tax adjustment items	19,883	4,511	47,155	6,306	2,682

Tax expense attributable to acquisition related compensation and acquired BOLI	—	849	—	—	—

Adjusted net income	$39,205	$66,608	$68,539	$45,210	$42,587

Weighted average number of shares - diluted	69,502,022	69,683,999	69,600,499	47,337,809	47,456,314
Net income per diluted share	$0.28	$0.88	$0.31	$0.82	$0.84
Adjusted net income per diluted share	$0.56	$0.96	$0.98	$0.96	$0.90

Average assets	$18,056,445	$17,998,494	$17,340,387	$11,625,344	$11,423,677
Return on average assets	0.43%	1.35%	0.49%	1.34%	1.42%
Adjusted return on average assets	0.87%	1.47%	1.57%	1.56%	1.51%

Average common equity	$2,456,617	$2,437,272	$2,432,182	$1,519,598	$1,478,462
Average tangible common equity	$1,436,108	$1,432,081	$1,434,829	$964,841	$917,876
Return on average common equity	3.16%	9.97%	3.49%	10.27%	10.95%
Adjusted return on average tangible common equity	10.98%	18.45%	18.95%	18.79%	18.82%

Note 1: A portion of the merger and conversion charges for all periods are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2020	2019	2019	2019	2019
Adjusted Noninterest Expense
Total noninterest expense	$138,053	$122,564	$192,697	$81,251	$75,425
Adjustment items:
Merger and conversion charges	(540)	(2,415)	(65,158)	(3,475)	(2,057)
Restructuring charges	—	—	—	—	(245)
Expenses related to SEC/DOJ Investigation	(1,443)	(463)	—	—	—
Natural disaster and pandemic charges	(548)	—	—	(50)	89
Loss on sale of premises	(470)	(1,413)	(889)	(2,800)	(919)
Adjusted noninterest expense	$135,052	$118,273	$126,650	$74,926	$72,293

Total Revenue
Net interest income	$147,945	$155,351	$148,769	$101,651	$99,395
Noninterest income	54,379	55,113	76,993	35,236	30,771
Total revenue	$202,324	$210,464	$225,762	$136,887	$130,166

Adjusted Total Revenue
Net interest income (TE)	$149,018	$156,454	$149,896	$102,713	$100,453
Noninterest income	54,379	55,113	76,993	35,236	30,771
Total revenue (TE)	203,397	211,567	226,889	137,949	131,224
Adjustment items:
(Gain) loss on securities	9	(1)	(4)	(69)	(66)
Loss (gain) on BOLI proceeds	—	752	(4,335)	—	—
Servicing right impairment (recovery)	22,165	366	(1,319)	1,460	—
Adjusted total revenue (TE)	$225,571	$212,684	$221,231	$139,340	$131,158

Efficiency ratio	68.23%	58.24%	85.35%	59.36%	57.95%
Adjusted efficiency ratio (TE)	59.87%	55.61%	57.25%	53.77%	55.12%

Tangible Book Value Per Share	Table 9C
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands except per share data)	2020	2019	2019	2019	2019
Total shareholders' equity	$2,437,150	$2,469,582	$2,420,723	$1,537,121	$1,495,584
Less:
Goodwill	931,947	931,637	911,488	501,140	501,308
Other intangibles, net	85,955	91,586	97,328	52,437	55,557
Total tangible shareholders' equity	$1,419,248	$1,446,359	$1,411,907	$983,544	$938,719

Period end number of shares	69,441,274	69,503,833	69,593,833	47,261,584	47,585,309
Book value per share (period end)	$35.10	$35.53	$34.78	$32.52	$31.43
Tangible book value per share (period end)	$20.44	$20.81	$20.29	$20.81	$19.73

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2020	2019	2019	2019	2019
Banking Division
Net interest income	$118,375	$124,957	$124,262	$84,755	$85,039
Provision for loan losses	35,997	4,741	3,549	2,306	2,058
Noninterest income	17,773	18,632	21,173	14,830	14,370
Noninterest expense
Salaries and employee benefits	41,621	38,180	39,794	24,228	27,932
Occupancy and equipment expenses	10,347	10,216	10,750	7,034	7,281
Data processing and telecommunications expenses	10,797	10,156	9,551	7,635	7,592
Other noninterest expenses	30,645	23,176	87,059	22,728	16,956
Total noninterest expense	93,410	81,728	147,154	61,625	59,761
Income before income tax expense	6,741	57,120	(5,268)	35,654	37,590
Income tax expense (benefit)	275	15,412	(1,269)	8,691	8,775
Net income (loss)	$6,466	$41,708	$(3,999)	$26,963	$28,815

Retail Mortgage Division
Net interest income	$17,756	$18,223	$13,009	$7,567	$5,753
Provision for loan losses	1,997	1,237	1,490	609	136
Noninterest income	34,369	33,335	52,493	18,070	14,290
Noninterest expense
Salaries and employee benefits	31,097	28,233	34,144	11,886	8,207
Occupancy and equipment expenses	1,504	1,544	1,686	670	766
Data processing and telecommunications expenses	986	1,034	660	394	330
Other noninterest expenses	5,875	4,553	3,484	2,385	2,114
Total noninterest expense	39,462	35,364	39,974	15,335	11,417
Income before income tax expense	10,666	14,957	24,038	9,693	8,490
Income tax expense	2,408	3,371	5,048	2,170	1,613
Net income	$8,258	$11,586	$18,990	$7,523	$6,877

Warehouse Lending Division
Net interest income	$3,302	$3,771	$3,169	$2,987	$2,690
Provision for loan losses	(9)	67	—	—	—
Noninterest income	960	610	560	450	379
Noninterest expense
Salaries and employee benefits	210	325	286	162	161
Occupancy and equipment expenses	1	1	2	1	1
Data processing and telecommunications expenses	41	47	41	38	30
Other noninterest expenses	34	53	27	75	68
Total noninterest expense	286	426	356	276	260
Income before income tax expense	3,985	3,888	3,373	3,161	2,809
Income tax expense	837	816	708	664	590
Net income	$3,148	$3,072	$2,665	$2,497	$2,219

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
(dollars in thousands)	2020	2019	2019	2019	2019
SBA Division
Net interest income	$2,181	$2,190	$2,573	$1,182	$1,086
Provision for loan losses	(903)	150	(15)	178	231
Noninterest income	1,277	2,536	2,766	1,883	1,730
Noninterest expense
Salaries and employee benefits	1,476	1,336	1,985	735	727
Occupancy and equipment expenses	97	79	66	65	59
Data processing and telecommunications expenses	13	5	22	3	2
Other noninterest expenses	515	402	503	359	387
Total noninterest expense	2,101	1,822	2,576	1,162	1,175
Income before income tax expense	2,260	2,754	2,778	1,725	1,410
Income tax expense	475	578	584	362	296
Net income	$1,785	$2,176	$2,194	$1,363	$1,114

Premium Finance Division
Net interest income	$6,331	$6,210	$5,756	$5,160	$4,827
Provision for loan losses	3,965	(502)	965	1,575	983
Noninterest income	—	—	1	3	2
Noninterest expense
Salaries and employee benefits	1,542	1,568	1,424	1,320	1,305
Occupancy and equipment expenses	79	79	135	64	97
Data processing and telecommunications expenses	117	120	98	318	437
Other noninterest expenses	1,056	1,457	980	1,151	973
Total noninterest expense	2,794	3,224	2,637	2,853	2,812
(Loss) income before income tax expense	(428)	3,488	2,155	735	1,034
Income tax expense (benefit)	(93)	782	621	177	154
Net (loss) income	$(335)	$2,706	$1,534	$558	$880

Total Consolidated
Net interest income	$147,945	$155,351	$148,769	$101,651	$99,395
Provision for loan losses	41,047	5,693	5,989	4,668	3,408
Noninterest income	54,379	55,113	76,993	35,236	30,771
Noninterest expense
Salaries and employee benefits	75,946	69,642	77,633	38,331	38,332
Occupancy and equipment expenses	12,028	11,919	12,639	7,834	8,204
Data processing and telecommunications expenses	11,954	11,362	10,372	8,388	8,391
Other noninterest expenses	38,125	29,641	92,053	26,698	20,498
Total noninterest expense	138,053	122,564	192,697	81,251	75,425
Income before income tax expense	23,224	82,207	27,076	50,968	51,333
Income tax expense	3,902	20,959	5,692	12,064	11,428
Net income	$19,322	$61,248	$21,384	$38,904	$39,905

CONTACT: Nicole S. Stokes, Executive Vice President and CFO, (404) 240-1514